CODE OF ETHICS AND STATEMENT OF POLICIES
JENSEN INVESTMENT MANAGEMENT, INC. AND
THE JENSEN QUALITY GROWTH FUND INC.

APRIL 16, 2025

CODE OF ETHICS AND STATEMENT OF POLICIES

TABLE OF CONTENTS
Page

I.Provisions of the Code of Ethics Applicable to Jensen Investment Management and
the Jensen Quality Growth Fund    1
A.Statement of General Principles    1
B.Definitions    4
C.Confidentiality of Fund and Client Transactions and Information    8
D.Policy Prohibiting Insider Trading    8
II.Portion of Code of Ethics Applicable to Jensen Investment Management, Inc.    10
A.Gifts and Entertainment Policies    10-11
B.Outside Business Activities, Employment and/or Directorship    11
C.Personal Trading Rules and Reporting    12
1.Prohibited Activities, Prohibited Purchases and Sales, Pre-clearance Requirements    12
2.Reporting    16
III.Portion of Code Applicable to the Jensen Quality Growth Fund.    22
A.Personal Trading Rules and Reporting    22
1.Prohibited Activities, Prohibited Purchases and Sales, Pre-clearance Requirements    22
2.Reporting    23
Appendix A – Beneficial Ownership

CODE OF ETHICS AND STATEMENT OF POLICIES
The Federal Securities Laws and various rules adopted by the Securities and Exchange Commission (“SEC”) require investment companies and investment advisers to adopt a written code of ethics designed to deal with confidentiality, insider trading and the conflicts of interest that might arise with regard to the management of the business of Jensen Investment Management Inc.’s (“Jensen Investment Management” or “Jensen”) and management of The Jensen Quality Growth Fund Inc. (“Jensen Quality Growth Fund” or “Fund” as used in this Section I). Accordingly, the Fund and Jensen have adopted this joint Code of Ethics and Statement of Policies (the “Code”), and such adoption has been approved by the respective Boards of Directors of the Fund and Jensen.
The Code and the obligations on the Fund, Jensen, and their respective directors, officers, and/or employees to adhere to the Code are intended to satisfy Jensen’s and the Fund’s requirements, respectively, under Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”) and Rule 204A- 1 under the Investment Advisers Act of 1940. To the extent that the Code imposes obligations on the Fund, Jensen, and their respective directors, officers, and/or employees in addition to those required by Rule 17j-and Rule 204A-1, it does so as a matter of striving to promote best practices. In doing so, the Fund and Jensen recognize that a failure to comply with any sections of the Code that are not required by any rules or regulations should not be automatically construed as a violation of Rule 17j- 1 or Rule 204A-1. Capitalized and/or bolded terms used in this Code that are not otherwise defined in the text of the Code shall have the meaning given to them in Section I.B. “Definitions”.

This Code includes several provisions and statements of general principles to guide an Access Person’s compliance with the Code. Accordingly, some of the provisions in this Code may be subject to interpretation. All employees, officers, and directors of both Jensen and Jensen Quality Growth Fund are encouraged to communicate with Jensen’s Chief Compliance Officer, The Fund’s Chief Compliance Officer, Counsel to the Fund or Counsel to the Independent Directors of the Fund, as applicable, as to any questions about, or guidance with respect to, their compliance obligations with the Code.

I.Provisions of the Code of Ethics Applicable to Jensen Investment Management and the Jensen Quality Growth Fund

A.Statement of General Principles

The success of the Fund and Jensen depends upon their individual and collective reputation(s) for excellence and integrity in the investment marketplace. Therefore, all directors and officers of the Fund and Jensen’s employees must act in accordance with the highest ethical standards of loyalty, candor and care in all matters relating to the Fund and its shareholders. Similarly, with respect to its other advisory Clients, including other registered investment companies for which it provides advisory services, Jensen’s employees must act with the highest ethical standards of loyalty, candor and care in all matters. Notwithstanding any provision to the contrary in the Code, no provision of

CODE OF ETHICS AND STATEMENT OF POLICIES
the Code shall impose or be deemed to impose any fiduciary duties on a director of the Fund with respect to any Jensen Client other than the Fund and its shareholders.

A relationship of trust and confidence exists between Jensen and its Clients and between the directors and officers of the Fund and its shareholders. As a result, the interests of Jensen’s Clients and the Fund’s shareholders must always come first. This means that all actions by (i) Jensen employees that are detrimental, or potentially detrimental, to Jensen’s Clients or shareholders of the Jensen Funds or (ii) directors and officers of the Fund that are or could be detrimental to the shareholders of the Fund, must be avoided. In order to fulfill their fiduciary duties, all Jensen employees must conduct all activities, including, but not limited to, their personal securities transactions, in a manner that does not operate adversely to the interests of Clients or shareholders of the Jensen Funds, and must otherwise avoid serving their own personal interests ahead of Clients or shareholders. Likewise, directors and officers of the Fund must conduct all activities, including, but not limited to their personal securities transactions, in a manner that does not operate adversely to the interests of shareholders of the Fund, and must otherwise avoid serving their own personal interests ahead of Fund shareholders. Further, Jensen employees and directors and officers of the Fund may not do indirectly what they cannot do directly (i.e., through a third party, etc.).

All directors and officers of the Fund and Jensen’s employees are required to comply with Federal Securities Laws. To help individuals comply with their fiduciary duties and other standards imposed by Federal Securities Laws, the Fund and Jensen have adopted this Code. All directors and officers of the Fund and Jensen employees must avoid any activity that, directly or indirectly:

•Defrauds or deceives a Client and/or Fund shareholder in any manner;
•Misleads a Client and/or Fund shareholder, including by making any statement that omits material facts;
•Functions as a manipulative practice with respect to a Client and/or Fund shareholder in any manner, including with respect to any securities.
The Code includes specific provisions with which all directors and officers of the Fund and Jensen employees must comply unless otherwise exempted. All directors and officers of the Fund and Jensen employees are expected to abide by the spirit of the Code and the principles articulated herein. Upon assuming their position with the Fund or Jensen, each director, officer or employee is required to acknowledge in writing that they have read and understand the Code and that they recognize they are subject to the Code and will comply with its requirements.

This Code establishes policies and procedures that govern certain personal securities transactions by directors and officers of the Fund and Jensen employees. In addition, the Code establishes policies and procedures applicable to directors and officers of the Fund and Jensen employees that have been designed to detect and prevent the misuse of material, nonpublic information in securities transactions and to provide guidance in other legal, regulatory and ethical matters.

CODE OF ETHICS AND STATEMENT OF POLICIES

In following the principles of this Code of Ethics, directors and officers of the Fund and Jensen employees should consider the following:
•Are my actions legal and ethical?
•Are my actions honest in every respect?
•Would I be proud to read about my action in the newspaper?
•Can I defend my action with a clear conscience?
•Are the interests of Jensen, its Clients, the Fund and its shareholders placed above my personal interests?

Conflicts of Interest

The Code of Ethics is based on the following principles:

•Each Jensen employee has a duty to place the interests of Jensen’s Clients as well as shareholders of the Jensen Funds, ahead of their own interests;
•Each director and officer of the Fund has a duty to place the interests of Fund shareholders ahead of their own interests;
•Each Jensen employee must conduct their personal securities transactions consistent with the Code in such a manner so as to:

oMitigate conflict(s) of interest;
oNot abuse their position of trust and responsibility; and
oNot interfere with the management of Clients’ portfolios or the Jensen Funds.
•Each director and officer of the Fund must conduct their personal securities transactions consistent with the Code in such a manner so as to:

oAvoid any conflict(s) of interest;
oNot abuse their position of trust and responsibility; and
oNot interfere with the management of the Fund.
•Each director and officer of the Fund and Jensen employee may not take inappropriate advantage of their position.

Jensen employees and directors and officers of the Fund must adhere to general fiduciary principles and comply with the specific provisions of this Code. Technical compliance with the terms of this

CODE OF ETHICS AND STATEMENT OF POLICIES
Code does not insulate a person from scrutiny in instances where their personal securities transactions show a pattern of abuse or a failure to adhere to general fiduciary principles.

Conflicts of interest may arise at any time given the dynamic environment in which Jensen and the Fund conduct business and where there are competing interests between Clients and/or Fund shareholders and Jensen’s business interests or the personal interests of Jensen’s employees. Conflicts exist or could arise where an employee’s personal interests could potentially cause an employee to prioritize their own gains over the best interests of their clients. Regardless of the motivations of Jensen’s employees, a particular activity or situation may create a conflict of interest or lead to the creation of a conflict of interest even without any financial impact to Jensen, its Clients, or shareholders of the Jensen Funds or any personal gain to the employee. Likewise, a particular activity or situation involving a director or officer of the Fund may be found to involve a conflict of interest or lead to a conflict of interest without any financial impact to the Fund or its shareholders or any personal gain to the director or officer of the Fund.

The receipt of investment opportunities, perks, or gifts from persons doing or seeking business with Jensen or the Jensen Funds could call into question the exercise of independent judgment of a Jensen employee or a director or officer of the Fund. For example, vendors should not be chosen based on opportunities, perks and/or gifts.
Jensen employees and directors and officers of the Fund should avoid other activities that create a conflict of interest or could create a conflict of interest. Each such director or officer of the Fund and/or Jensen employee must promptly report any situation or transaction involving a conflict of interest to Jensen’s Chief Compliance Officer and/or the Chief Compliance Officer of the Fund, as appropriate. The Chief Compliance Officer(s) will determine whether a conflict of interest exists, whether there is any resulting action to be taken, and will discuss with the relevant Board of Directors as deemed necessary.
B.Definitions Access Person
•Jensen: An “Access Person” of Jensen shall mean all employees of Jensen. Consultants, interns, temporary and/or contract employees and non-employee officers and directors, if any, may be deemed Access Persons based on their level of access to information and may be subject to some or all of the provisions of this Code of Ethics. Jensen employees who are also officers or directors the Jensen Quality Growth Fund (i.e., not independent directors) shall be subject to the portion of the Code of Ethics applicable to Jensen Investment Management. All references to Jensen “employees” shall have the same meaning as “Access Person” of Jensen.

CODE OF ETHICS AND STATEMENT OF POLICIES
•Jensen Quality Growth Fund: An "Access Person" of the Jensen Quality Growth Fund shall mean any officer or director of the Fund, including each of its Independent Directors.

If a reference to “Access Person” in this Code is not expressly modified by “Fund” or “Jensen”, the reference is deemed to be an Access Person of each of Jensen and the Fund.
Account or Accounts – As used in this Code, an “Account” or “Accounts” means any account maintained by any investment adviser, broker, dealer or bank (whether discretionary, non- discretionary, self-directed or custodial (e.g., for a minor)) that currently holds or is permitted to hold Securities (as defined herein), (i) in which the director, officer or employee (including those held by their spouse, domestic partner, minor children, resident parent, etc.) has any direct or indirect Beneficial Ownership interest or (ii) for a trust, estate or guardianship for which the director, officer or employee serves as a trustee or grantor, executor, guardian or custodian.
For all of Jensen’s employees, the term “Account” shall also include those Accounts that hold or are permitted to hold shares of the Jensen Funds.

Automatic Investment Plan – The term "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan and periodic purchases made in an Account via payroll contributions into a 401K plan or other profit-sharing plan, including that of Jensen Investment Management.

Beneficial Ownership – See Appendix A. As it relates to family members, each Jensen employee is deemed to have beneficial ownership in Securities held by members of the employee’s immediate family sharing the same household. "Immediate family" means a child (including any legally adopted child) or any descendants of either, stepchildren, parents or any ancestor of either, stepparents, and spouse or domestic partner.

Chief Compliance Officer – As used in this Code, unless stated otherwise, references to “Chief Compliance Officer” in Section II shall mean Jensen’s Chief Compliance Officer. References to “Chief Compliance Officer” in Section III shall mean the Jensen Quality Growth Fund’s Chief Compliance Officer.

Client or Client Account – As used in this Code, the terms “Client Account” or “Client” means any investment advisory client of Jensen governed by a written investment management agreement, including each of the Jensen Funds for which Jensen serves as the investment adviser.

Control – The term “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, meaning the power to exercise a controlling influence over the

CODE OF ETHICS AND STATEMENT OF POLICIES
management or policies of a company, unless such power is solely the result of an official position with such company.

Direct or Indirect Influence or Control – The term “Direct or Indirect Influence or Control” means, with respect to an Account, having or sharing discretion over the Account, directing particular purchases and sales of Securities (including bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments) for the Account, or making suggestions regarding or otherwise directing allocations to specific securities, sectors or industries. Suggestions or directions given to a third-party manager of an Account relating to risk tolerances or broad asset class percentages are not considered to be “Direct or Indirect Influence or Control”.
Federal Securities Laws – As used in this Code, the term "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach- Bliley Act, any rules adopted by the Securities Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, any rules adopted thereunder by the Commission or the Department of the Treasury, and any other such rules enacted that apply to investment advisers and/or investment companies.
Fund or Funds or Jensen Funds – Subject to the last sentence of this definition, as used in this Code, the term “Fund” or “Funds” or “Jensen Funds” shall refer to each of the Jensen Quality Growth Fund, the Jensen Quality Mid Cap Fund, the Jensen Global Quality Growth Fund, the Jensen Quality Growth ETF, and any other registered investment company managed or advised by Jensen pursuant to a written investment management agreement unless the Fund is specifically identified by name.

In Sections I and III of this Code, unless otherwise noted, all references to “Fund” shall be to the Jensen Quality Growth Fund.

Independent Director – As used in this Code, the term “Independent Director” shall mean a director of the Jensen Quality Growth Fund who is not an “interested person” of the Jensen Quality Growth Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

Initial Public Offering – The term “Initial Public Offering” shall mean an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel – The term “Investment Personnel” shall mean any Jensen employee who, in connection with their regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for a Client Account. Members of Jensen’s Investment Teams are considered “Investment Personnel”.

CODE OF ETHICS AND STATEMENT OF POLICIES

Jensen Fund – See definition of “Fund”.

Limited Offering – The term “Limited Offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

Purchase or Sale of a Security – As used in this Code, “Purchase or Sale of a Security” shall include, among other things, the purchase or writing of an option to purchase or sell a Security, or the purchase or sale of any derivative Security whose value is derived from a Security, such as a Security convertible into or exchangeable for another Security.

Schwab Personal Choice Retirement Account (PCRA) – A Schwab PCRA is a self-directed brokerage account that resides within Jensen’s 401(k)/Profit Sharing Plan.

Security or Securities – As used in this Code, the term “Security” (or “Securities” when referring to the plural) means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.
All shares issued by any of the Jensen Funds are considered Securities for the purposes of this Code.

The following are not considered Securities under this Code: securities that are direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), and shares of any registered investment company not managed or advised by Jensen.
Security Held or to be Acquired – Any Security which, within the most recent 15 days (a) is or has been held by any of the Jensen Funds; or (b) is being or has been considered for purchase by any of the Jensen Funds.

CODE OF ETHICS AND STATEMENT OF POLICIES
Trading List – The list of Securities that are currently held in the Jensen Quality Growth Fund and/or under consideration as candidates for purchase in the Jensen Quality Growth Fund (i.e., bench candidates). Consequently, the Trading List includes all Securities that fall within the definitions of “Security Held or to be Acquired” by the Fund. The Trading List also includes any “Prohibited Securities” identified as such therein.
Any questions regarding these definitions should be addressed to the Chief Compliance Officer(s).

C.Confidentiality of Fund and Client Transactions and Information

Non-public information relating to the Jensen Funds (including, for the avoidance of doubt, trading activity, portfolio holdings and research activities of the Jensen Funds), a Client Account, and Jensen’s business is confidential. Whenever statistical information or research is supplied to or requested by the Funds or Jensen, such information shall not be disclosed to any persons other than authorized persons. When Investment Personnel consider the purchase or sale of one or more securities, in the reasonably foreseeable future (e.g., within the next 5 trading days) for a Client Account, such considerations shall not be disclosed except to authorized persons. Portfolio holdings information for each of the Funds should be disclosed only in compliance with each Fund’s Portfolio Holdings Disclosure Policy, a summary of which is found in the Prospectuses and Statements of Additional Information for the respective Fund. Questions regarding this policy should be directed to the Chief Compliance Officer(s).

All brokerage orders for the purchase and sale of securities for a Client Account must be executed in a manner that the nature of the transactions shall be kept confidential and disclosed to a third party only on a need-to-know basis, in the course of managing a Client Account, or until the information is publicly released in the normal course of business as permitted.

If any employee of Jensen or a director of the Jensen Quality Growth Fund obtains non-public information concerning the Fund(s) or a Client Account, such person shall keep the information confidential unless specifically authorized to disclose such information by an officer of Jensen or the Jensen Quality Growth Fund.

D.Policy Prohibiting Insider Trading

The term “insider trading” is generally used to refer to (i) a person’s use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.

The Fund and Jensen require each of their directors, officers and employees to obey the law and not trade based on material, nonpublic information. In addition, the Fund and Jensen discourage their

CODE OF ETHICS AND STATEMENT OF POLICIES
directors, officers and employees from seeking or knowingly obtaining material nonpublic information about publicly traded companies.

The laws concerning insider trading generally prohibit:

•The purchase or sale of Securities by an insider, on the basis of material, nonpublic information;
•The purchase or sale of Securities by a non-insider, based on material, nonpublic information where the information was misappropriated or was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential; or
•The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of Securities.
Who is an Insider? The concept of “insider” is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a “temporary insider” of a company if they enter into a confidential relationship as it relates to a company’s affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. Jensen’s Investment Personnel are usually not considered insiders of the companies that they follow; however, if confidential information is disclosed by a company’s representative in a manner such that the Investment Personnel knows or should know that the disclosure of information is a breach of that representative’s duties to the company, such Investment Personnel may become a temporary insider.

What is Material Information? Trading on inside information is not a basis for liability unless the information is “material”. “Material” information is generally defined as information that a reasonable investor would likely consider important in making their investment decision or information that is reasonably certain to have a substantial effect on the price of a company’s stock. Information that should be considered material includes, but is not limited to, dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidity problems; extraordinary management developments; and analysts' reports on a company’s prospects.

What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the marketplace. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC, or appearing in a publication of general circulation or on the website of a media organization such as The Wall Street Journal, etc. is considered public. Market rumors, unless they are sufficiently widespread and specific in nature, are generally not considered public information. If you have any doubts about whether you are in possession of material nonpublic information, consult with the Chief Compliance Officer(s).

CODE OF ETHICS AND STATEMENT OF POLICIES
Penalties for Insider Trading. Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to penalties even if they do not personally benefit from the violation. Penalties include administrative penalties; civil injunctions; disgorgement of profits; substantial fines; and prison sentences.
In addition to the penalties listed above, Jensen employees involved in insider trading may be terminated from employment and directors and officers of the Jensen Quality Growth Fund involved in insider trading may be removed as a director or officer for the Fund.
Serving as a Director. Because officers and directors of a publicly traded company have special information about that company, the Boards of Directors of the Fund and Jensen require approval before any of its directors, officers or employees are permitted to serve as a director or officer of a publicly traded company. If such approval is granted, the Boards of Directors of the Fund and/or Jensen, as applicable, will work with the Fund’s and/or Jensen’s Chief Compliance Officer to design appropriate processes and procedures to mitigate any conflicts of interests and any potential insider trading issue depending upon the requirements of the individual situation for each such director, officer or employee.
Reporting Insider Trading. Jensen directors, officers and employees shall promptly report to the Chief Compliance Officer any information that is or is believed to be material, non-public information.

II.Portion of Code of Ethics Applicable to Jensen Investment Management, Inc.1

Conflicts of interest with Clients and shareholders of the Jensen Funds are inherent due to the nature of Jensen’s business. This Code of Ethics addresses the following conflicts in order to protect Clients’ interests and meet fiduciary obligations:
•Gifts and Entertainment
•Outside Business Activities
•Personal Securities Transactions

A.Gifts and Entertainment Policies

Gifts – Jensen employees2 may be offered or may receive gifts or promotional items from Clients, brokers, vendors, or other persons that potentially conduct business with Jensen and/or the Jensen

1 This section of the Code shall also apply to Jensen employees who also serve as directors and officers of the Jensen Quality Growth Fund. All references to “employees” include resident relatives as discussed in the definition of “Access Persons” above.
2 Because all Jensen directors and officers are also Jensen employees, the term “employee” or “employees” is used throughout this Section II and refers to all Jensen officers and directors in addition to Jensen employees.

CODE OF ETHICS AND STATEMENT OF POLICIES
Funds. Gifts include any entertainment (including meals, golf outings, theater, concerts, sporting events, charitable events, conferences, seminars, presentations, and other events of a comparable nature) where a representative of the Client/vendor is not present during the event or meal. Employees are prohibited from accepting any gifts or promotional items from clients, brokers, vendors, or other persons that potentially conduct business with Jensen and/or the Jensen Funds if the value exceeds $250 per year per party. Any such gifts or promotional items greater than $250 must be returned or declined unless otherwise approved by the Compliance Department or, with the Chief Compliance Officer’s approval, such gifts may be donated to an appropriate charitable organization. However, under no circumstances may employees accept cash, loans, securities, travel, lodging, or anything illegal regardless of the monetary value. Gift cards redeemable for cash (e.g., American Express Gift Checks) are considered cash. Exceptions will be considered to the extent that the gift cards do not create a conflict of interest, such as when gift cards are given to reimburse travel expenses or when a gift card is given in exchange for completion of a survey from an industry vendor so long as all attendees and participants are treated the same. The Chief Compliance Officer, or other designated person(s), must approve any exception. This section does not apply to promotional items (e.g., pens, mugs, caps, T-shirts, food, etc.) that are consistent with customary business practices in the industry.
All gifts to be given must be pre-cleared by the Compliance Department. All gifts received shall be promptly reported to the Compliance Department. Jensen’s Compliance Department will maintain a gift log.

Entertainment – Employees may accept, in the normal course of business, entertainment from an entity that engages in, or is attempting to engage in, business with Jensen and/or the Jensen Funds, so long as it is not so excessive, extravagant, or frequent to raise any questions of impropriety. In addition, employees may provide, in the normal course of business, entertainment to Clients as long as it is not so excessive, extravagant, or frequent to raise any questions of impropriety. Such entertainment must be given in a manner that is consistent with the basic principles of this Code of Ethics. Entertainment (which may include meals, golf outings, theater, concerts, sporting events, charitable events, and other events of a comparable nature) must include a representative of the Client/vendor throughout the event or it will be considered a gift and will be subject to the requirements set forth above.

B.Outside Business Activities, Employment and/or Directorship

All outside business activities must be pre-approved by the Compliance Department. Outside Business Activities
Because outside business or other outside activities (aside from one’s employment with Jensen) may result in an impermissible conflict of interest, all employees must seek prior written

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authorization from the Compliance Department before engaging in such activities. Prior written authorization is required regardless of whether the employee’s role involves the exercise of investment discretion and/or other activities that are similar to acting in a financial advisory capacity for another entity. Examples of outside business activities include, but are not limited to, being employed or compensated by any other entity; engaging in any other business or volunteer activities, including part-time, evening or on the weekend; serving as an officer, trustee, director, partner, etc., in any other entity (public or private).
Any ownership of rental property where an employee receives rental income is considered an outside business activity under the Code. In no event may an employee have any outside employment that might jeopardize Jensen’s interests, interfere with its operations, or adversely affect the employee’s productivity or that of any other employee.

If the Compliance Department determines that any outside business activity will not interfere with any Client’s interests, the Compliance Department is expected to approve the employee’s outside business activity. If approval to serve as a director of a public company is granted, the director, officer or employee has an affirmative duty to recuse themself from participating in deliberations regarding possible investments in the securities issued by the public company on whose board the director, officer or employee sits. The foregoing shall not apply to a director’s, officer’s or employee’s position/services as officer or director of the Jensen Quality Growth Fund.
C.Personal Trading Rules and Reporting

1.Prohibited Activities, Prohibited Purchases and Sales, Pre-clearance Requirements Pre-clearance Requirements
a.New Brokerage Accounts – Jensen employees shall report to the Compliance Department any new brokerage Account prior to or at the same time the Account is opened. Jensen employees may not trade in the new Account until it has been approved by the Compliance Department. In addition, Jensen employees who are registered with Quasar must receive pre-clearance from Quasar prior to opening a new brokerage Account.
b.Personal Security Transactions – Unless otherwise exempted herein, ALL personal Securities transactions, including investments in Initial Public Offerings (“IPOs”), Limited Offerings (“Private Placements”) or gifting or donating of shares, must be pre-cleared by the Compliance Department. Pre-clearance is valid only for the requested trade date with the exception of gifts or donations of Securities which may be processed on a date after the pre- clearance is requested.

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The Pre-clearance Requirements of this Code shall apply regardless of whether the transaction is exempt from the Blackout Period.

Except for the Jensen Quality Growth ETF, which must be pre-cleared, pre-clearance is not required for any transactions in:
(1)shares of any Jensen Fund; or
(2)Jensen’s Profit Sharing 401(k) Plan or in any other similar plan (i.e., through a voluntary contribution to such a plan or other voluntary order for the purchase or sale of shares).
However, all transactions in any Schwab PCRA must be pre-cleared.

All personal Securities transactions by Compliance Department personnel subject to pre-clearance under the Code must be approved by another member of the Compliance Department.

Blackout Period – Unless otherwise exempted herein, no employee shall purchase or sell, directly or indirectly, any Security (excluding shares of the Jensen Quality Growth Fund, Jensen Quality Mid Cap Fund and the Jensen Global Quality Growth Fund) within 2 trading days after the Security has been purchased or sold by a Client Account. Additionally, unless otherwise exempted, an employee may not purchase or sell a Security if there is a pending trade order to purchase or sell the Security for a Client Account. Unless otherwise exempted, no employee may purchase or sell shares of the Jensen Quality Growth ETF within 2 trading days after the ETF has been purchased or sold by a Client.

EXCEPTION TO BLACKOUT PERIOD

Equity Securities – Except in the case of the Jensen Quality Growth ETF, as discussed below, the Blackout Period is not applicable to any purchase or sale, or series of purchases or sales, occurring within a 2-trading day period, of equity Securities where:
(1)the aggregate amount of the traded Security is equal to or less than $75,000 (excluding transaction costs);
(2)the Security is of a company with a market capitalization exceeding $5 billion; AND
(3)the employee is not actually aware that a Client Account will purchase or sell the Security within the next 2 trading days or has purchased or sold the Security within the last 2 trading days.
This exception does not apply to purchases of Securities in IPOs or private placements.

Fixed Income – With respect to fixed income Securities, the Blackout Period is not applicable to any purchase or sale, or series of purchases or sales of fixed income Securities where the aggregate amount of the traded Security is equal to or less than $75,000 (excluding transaction costs) and the Employee is not actually aware that a Client will purchase or sell

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the Security within the next 2 trading days has purchased or sold the Security within the last 2 trading days.

Jensen Quality Growth ETF – The Blackout Period is not applicable to any purchase or sale, or series of purchases or sales, occurring within a 2-trading day period, of shares of the Jensen Quality Growth ETF where:
(1)the aggregate amount of the shares traded is equal to or less than $75,000 (excluding transaction costs); and
(2)the employee is not actually aware that a Client will purchase or sell shares of the ETF within the next 2 trading days or has purchased or sold shares of the ETF within the last 2 trading days.

Ban on Short-Term Trading for Profit – No employee may profit from the purchase and sale, or sale and purchase, of the same (or equivalent (e.g. options, preferred stock, etc.)) Security within 60 calendar days (excluding shares of the Jensen Quality Growth Fund, Jensen Quality Mid Cap Fund and the Jensen Global Quality Growth Fund). In addition, no employee may profit from a transaction involving the purchase and subsequent sale (or sale and subsequent purchase) of shares of the Jensen Quality Growth Fund, Jensen Quality Mid Cap Fund or the Jensen Global Quality Growth Fund if such transaction occurs within a 90-day calendar period. The 90-day holding period does not apply to written systematic purchase or sale plans such as an Automatic Investment Program or a systematic withdrawal program or transactions in shares of the Funds resulting from purchases or sales resulting from the reallocation of participant account balances between the plan sponsor’s predetermined investment models in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan.

Any rebalance of portfolio holdings in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan is subject to the short-term trading prohibition described in this paragraph. Accordingly, any rebalance of portfolio holdings in Jensen’s Profit Sharing 401(k) Plan or in any other similar plan (each, a “Plan”) that results in a reduction in the number of shares of any Jensen Funds owned by the Plan will violate the short-term trading prohibition if: (1) within the previous 30 calendar days, an officer, director or employee initiated a rebalance that resulted in an increase in the number of shares of any Jensen Funds owned by the Plan; and (2) the net result of the reduction in the number of shares of any Jensen Funds owned by the Plan resulted in a profit.

The 30-calendar day holding period is governed by the Last In, First Out method. If an employee sells more shares of a specific Security than the number most recently purchased, the average purchase price of the security will be used when determining if the employee profited from the trade. The holding periods begin on the date that shares in a Security were last purchased in any Account. Therefore, no consideration will be given to the date that specific share lots sold were purchased for purposes of determining the date that the holding period begins.

CODE OF ETHICS AND STATEMENT OF POLICIES
This prohibition does not apply to any sale of Securities made in order to fund a significant life event, such as purchasing a home or paying medical or education expenses. Any exceptions granted due to a significant life event must be preapproved by Jensen’s Chief Compliance Officer.

In addition, Short-term trades designed to realize a loss for tax purposes (i.e., tax loss harvesting) are permitted. The employee should indicate before the sell that the sell and subsequent purchase after 30 days is to realize a loss for tax purposes. The date of the sell and corresponding buy transaction should also be noted.

Exempt Purchases and Sales

The prohibitions on purchases and sales set forth above do not apply to:

•Purchases or sales effected in any Account over which the individual has no Direct or Indirect Influence or Control.
•Purchases or sales of securities that are direct obligations of the Government of the United States; U.S. Government agency securities; bankers’ acceptances; bank certificates of deposit; commercial paper; high-quality short-term debt instruments (including repurchase agreements); and shares of registered open-end investment companies (with the exception of the Jensen Funds).

•Non-volitional purchases or sales such as Securities acquired as the result of a spin-off of an entity from a company owned in an Account, the involuntary sale of Securities in an Account due to a merger; automatic dividend reinvestments, class action settlements, etc.
•Purchases made pursuant to an Automatic Investment Plan.

Ban on Short Sales – No employee may sell short any Security that is held by a Client Account.

Disclosure of Personal Trading Conflicts – All employees are prohibited from inducing or causing any Client Account to take action, or fail to take action, for their own personal benefit over any benefit to any Client Account(s).

Investment Personnel would violate this provision if, for any Security personally owned by the Investment Personnel, they (a) caused a Client Account to purchase such Security for the purposes of supporting or increasing the price of the Security; or (b) caused a Client Account to refrain from selling or purchasing such Security in an attempt to protect a personal investment or to allow them to circumvent the Blackout Period.

CODE OF ETHICS AND STATEMENT OF POLICIES
2.Reporting

Every employee3 must submit the following reports to Jensen’s Compliance Department:

Initial Holdings and Account Reports for New Employees. No later than 10 calendar days after the person becomes an employee a report with the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes a director, officer or employee):

•The title, number of shares and principal amount of each Security (including shares of the Funds) in which employee had any direct or indirect Beneficial Ownership which may include Securities held by members of your immediate family (spouse, domestic partner, minor children, resident parent, etc.) residing in your household. Ownership of any non- Jensen mutual funds do not need to be reported;

•The name and account number of any Account(s); and

•The date that the report is submitted by the employee.

An employee is required to initially (i) report to the Compliance Department any Account in which the person has a Beneficial Ownership interest but no Direct or Indirect Influence or Control and
(ii)certify that the person does not have any Direct or Indirect Influence or Control over the Account.
The Compliance Department will distribute any certifications used to determine whether an employee has, or has exercised any, Direct or Indirect Influence or Control over an Account.
Annual Holdings Reports4. By January 30th of each calendar year, each employee shall submit a report with the following information (which information must be current as of a date no more than 45 calendar days before the report is submitted):
•The title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security (including shares of the Jensen Funds) in which the employee had any direct or indirect Beneficial Ownership. Holdings must be reported regardless of whether the Securities are held in a brokerage account or managed by someone other than the employee or other resident relative.

3 See definition of “Beneficial Ownership” for application of this section to a Jensen employee with respect to any Securities held by the employee’s immediate family.
4 Annual Holdings Reports are administered via Jensen’s automated Code of Ethics software. An Annual Holdings Report generated by the software satisfies the content requirements of this portion of the Code.

CODE OF ETHICS AND STATEMENT OF POLICIES
Holdings in Dividend Reinvestment Plans, physical stock certificates, etc. must also be reported;
•The name and number of any Account(s); and
•The date that the report is submitted by the employee.

An employee is required to annually (i) report to the Compliance Department any Account in which the person has a Beneficial Ownership interest but no Direct or Indirect Influence or Control and (ii) certify that the person does not have any Direct or Indirect Influence or Control over the Account.

Quarterly Transaction and Account Reports5. No later than 30 calendar days after the end of each calendar quarter, each employee shall submit a Quarterly Transaction Report, with the following information:
•Subject to the exceptions listed below, with respect to any transaction during the quarter in a Security (including shares of the Jensen Funds) in which the employee had any direct or indirect Beneficial Ownership:
oThe date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
oThe nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition (e.g., gifting));
oThe price of the Security at which the transaction was effected;
oThe name of the broker, dealer or bank with or through which the transaction was effected; and
oThe date that the report is submitted by the employee.
•With respect to any Account established by the employee during the quarter in which any Securities (including shares of the Jensen Funds) were held or could be held for the direct or indirect benefit of the employee:
oThe name of the broker, dealer or bank with whom the employee established the Account;
oThe date the Account was established; and
oThe date that the report is submitted by the employee.
Exceptions from Quarterly Transaction and Account Reporting Requirements Notwithstanding anything to the contrary in this Section II.C.2:

5 Quarterly Transaction Reports are administered via Jensen’s automated Code of Ethics software. Any Quarterly Transaction Report generated by the software satisfies the content requirements of this portion of the Code.

CODE OF ETHICS AND STATEMENT OF POLICIES
•An employee does not need to make a Quarterly Transaction Report with respect to transactions in Securities held in any Account over which the person has no Direct or Indirect Influence or Control.
•An employee does not need to make a Quarterly Transaction Report with respect to transactions effected pursuant to an automatic dividend reinvestment plan or company sponsored stock purchase plan.
•An employee does not need to make a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.
•If an employee is on leave or otherwise not available to work for an extended period of time (e.g. business, illness, vacation, etc.), the employee is excused from submitting the report within 30 days of quarter-end so long as the Compliance Department has granted an exception or has received the following information for all transactions made during the quarter:
oThe date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
oThe nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
oThe price of the Security at which the transaction was effected;
oThe name of the broker, dealer or bank with or through which the transaction was effected.

An employee must submit a quarterly transaction report as soon as practicable after returning to work. Additionally, it is the employee’s responsibility to make certain that the Compliance Department has received all relevant information regarding quarterly transactions, as set forth above.

Annual Certification of Compliance with Code of Ethics. Every employee shall certify annually (on a date each year determined by the Chief Compliance Officer) that:
•they have read and understand this Code of Ethics and recognize that they are subject thereto;
•they have complied with the requirements of this Code of Ethics; and
they have reported all personal Securities transactions (including in shares of the Jensen Funds) and disclosed all Accounts as required under this Code of Ethics.
Duties of Jensen’s Chief Compliance Officer Jensen’s Chief Compliance Officer will:
•Deliver to all employees a copy of the Code and require them to sign the certification on an initial and annual basis and when material amendments to the Code are made.

CODE OF ETHICS AND STATEMENT OF POLICIES
•Distribute or make available forms, in a paper or electronic format, for the various reports required by the Code and collect the reports required to be made under the Code by employees, including any certifications used to determine whether an employee has, or has exercised any, Direct or Indirect Influence or Control over an Account.

•Conduct periodic employee training regarding the requirements of the Code.
•Maintain a list of employees deemed Access Persons.

•Periodically perform testing designed to ascertain compliance with this Code. Additionally, the Chief Compliance Officer will periodically review Jensen employees’ personal securities transactions and the Code of Ethics’ operations and controls to determine their adequacy and effectiveness.

•Promptly investigate any reports of violations or suspected violations of the Code. A determination shall be made as to whether a violation has occurred.
•The Chief Compliance Officer shall submit quarterly reports to the Board of Directors of the Jensen Quality Growth Fund regarding compliance with the provisions of the Code by Jensen employees.
•The Chief Compliance Officer shall furnish the Board of Directors of the Jensen Quality Growth Fund a written report, no less frequently than annually, that:

odescribes any issues arising under the Code since the last report to the directors, including, but not limited to, information about material violations of this Code and sanctions imposed in response to the material violations; and

ocertifies that Jensen has adopted procedures reasonably necessary to prevent its employees from violating the Code.

The Chief Compliance Officer may delegate administrative responsibilities under this Code. The Chief Compliance Officer shall retain ultimate responsibility for the administration of the Code. Additionally, the Chief Compliance Officer’s reports required under this Code may be reviewed by another member of the Compliance Department. The Chief Compliance Officer may not review his/her own reports or pre-clear his/her own trades.

CODE OF ETHICS AND STATEMENT OF POLICIES
Reporting of Violations

This Code cannot be effective without the cooperation and diligence of all Jensen employees. Employees should promptly contact the Compliance Department with any issues or questions about this Code.
Employees are expected to promptly inform the Chief Compliance Officer about observed illegal or unethical behavior or any other behavior or activity that may be in violation of this Code, including without limitation, information about transactions or relationships that reasonably could give rise to prohibited activities, as soon as such behavior comes to their attention.
Further, any Employee who becomes aware of actual or suspected financial impropriety related to The Jensen Quality Growth Fund should report such information to the Chief Compliance Officer for The Jensen Quality Growth Fund. Alternatively, the employee can report these matters via email to jqgf.board@jenseninvestment.com. Emails received at this address are automatically routed to the Chair of the Fund’s Board of Directors and to the Chair of the Fund’s Audit Committee.

All employees are expected to fully cooperate in internal investigations of misconduct or violations of this Code and Jensen will, to the extent practicable and legally possible, use its best efforts to maintain the confidentiality of employees who report illegal or unethical behavior. Reporting of violations shall be subject to Jensen’s Whistleblower policies and procedures, a copy of which is available from the Chief Compliance Officer.

Sanctions

An individual’s conduct ultimately depends upon their sense of fiduciary obligation to Jensen and its Clients, including the shareholders of the Jensen Funds. Nevertheless, this Code sets forth policies regarding conduct in situations where conflicts of interest are most likely to develop. Because the standards in this Code do not take into account all possible conflicts of interest that may arise, careful adherence to both the specific requirements of the Code and its general philosophy and principles is essential.

In response to a violation of this Code, Jensen’s Board of Directors and/or the Chief Compliance Officer may impose such sanctions as deemed appropriate under the circumstances. For example, sanctions may include, without limitation, a loss of personal trading privileges for a period of time; fines to be donated to charity; and disgorgement of any profit or other benefit realized from any transaction in violation of this Code. In addition, conduct inconsistent with this Code may result in censure, suspension or termination of employment.

CODE OF ETHICS AND STATEMENT OF POLICIES
Retention of Records

Jensen shall maintain the required records related to this Code of Ethics for a period of five years from the end of the fiscal year during which the last entry was made on such record. These records shall include: (i) copies of all Codes that were in effect; (ii) each memorandum made by the Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation; (iii) a copy of each acknowledgement, certification and report made by an employee hereunder; (iv) a list of all persons who are or were considered Access Persons under the Code; (v) a record of all persons who were responsible for reviewing reports hereunder from time to time; (vi) a record of any decision and the rationale supporting the decision to approve the purchase of securities by Access Persons; and (vii) a copy of each written annual report to Jensen's Board of Directors, if any.

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CODE OF ETHICS AND STATEMENT OF POLICIES
III.Portion of Code Applicable to The Jensen Quality Growth Fund

In addition to Section I above, Section III is applicable to all Independent Directors of The Jensen Quality Growth Fund. As used in this Section III, the term “Fund” means solely The Jensen Quality Growth Fund.
A. Personal Trading Rules and Reporting

1.Prohibited Activities, Prohibited Purchases and Sales, Pre-clearance Requirements

Insider Trading – Any Independent Director of the Fund shall promptly report to the Chief Compliance Officer(s) any information that is or is believed to be material, non-public information with respect to companies listed on the most recent version of the Trading List unless the Independent Director has a duty to maintain the confidentiality of such information.
Pre-clearance Requirements – Unless otherwise exempted herein, all personal securities transactions in Securities on the Trading List must be pre-cleared by the Chief Compliance Officer or other member of the Adviser’s Compliance Department. Pre-clearance is valid only for the requested trade date with the exception of gifts or donations of Securities which may be processed on a date after the pre-clearance is requested.

Blackout Period – Unless otherwise exempted herein, no Independent Director of the Fund shall purchase or sell, directly or indirectly, any Security on the Trading List within 2 trading days after the Security has been purchased or sold by the Fund. Additionally, unless otherwise exempted, no Independent Director shall purchase or sell a Security on the Trading List if the Independent Director is actually aware of a pending trade order to purchase or sell the Security by the Fund.

EXCEPTION TO THE BLACKOUT PERIOD – The Blackout Period is not applicable to any purchase or sale, or series of purchases or sales, occurring within 2-calendar day period, of Securities on the Trading List where (1) the aggregate amount of the trade(s) is equal to or less than $75,000 (excluding commissions); AND (2) the Security is of a company with a market capitalization exceeding $5 billion, OR (3) the Independent Director is not actually aware that a Client or Fund will purchase or sell the Security within the next 2 trading days or has purchased or sold the Security within the last 2 trading days.
Ban on Short-Term Trading for Profit – No Independent Director may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within 60 calendar days of any Security on the Trading List. In addition, no Independent Director may profit from a transaction involving the purchase and subsequent sale (or sale and subsequent purchase) of shares of the Jensen Quality Growth Fund if such transaction occurs within a 90-day calendar period. If an Independent Director sells more shares of a specific Security than the number of shares most

CODE OF ETHICS AND STATEMENT OF POLICIES
recently purchased, the average purchase price of the Security will be used when determining if the Independent Director profited from the trade. The 60/90-day calendar holding period is governed by the Last In, First Out method. The holding period begin on the date that shares in a Security were last purchased in an Account. Therefore, no consideration will be given to the date that specific share lots sold were purchased for purposes of determining the date that the holding period begins.
Short-term trades designed to realize a loss for tax purposes (i.e. tax loss harvesting) are permitted. Independent Directors should indicate before the sell that the sell then subsequential purchase after 30 days is to realize a loss for tax purposes. The date of the sell and corresponding buy transaction should also be noted.
Ban on Short Sales – No Independent Director may sell short any Security that is on the Trading List.

Exempt Purchases and Sales

The prohibitions on purchases and sales set forth above shall not apply to:

•Purchases or sales effected in any Account over which the Independent Director has no Direct or Indirect Influence or Control.
•Purchases or sales of Securities that are direct obligations of the Government of the United States; U.S. Government agency securities; bankers’ acceptances; bank certificates of deposit; commercial paper; high-quality short-term debt instruments (including repurchase agreements); and shares of registered open-end investment companies.

•Non-volitional purchases or sales such as Securities acquired as the result of a spin-off of an entity from a company owned in an Account, the involuntary sale of Securities in an Account due to a merger; automatic dividend reinvestments, class action settlements, etc.
•Purchases in Securities made pursuant to an Automatic Investment Plan, as defined in this Code.

2.Reporting

An Independent Director of the Fund need not make:

CODE OF ETHICS AND STATEMENT OF POLICIES
•An Initial Holdings Report or an Annual Holdings Report;
•A Quarterly Transaction Report, unless the Independent Director traded a Security on the Trading List.
oExceptions: A Quarterly Transaction Report is not required if:
The transaction of a Security on the Trading List was made (a) pursuant to an automatic dividend reinvestment plan or company sponsored stock plan or (b) in an Account where the Independent Director does not have any Direct or Indirect Influence or Control over the Account.
If an Independent Director is required to make a Quarterly Transaction Report because the Independent Director traded a Security on the Trading List and no exception to reporting applies, the report must be submitted within 30 days after the end of the calendar quarter and must contain:

oThe date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
oThe nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition (e.g. gifting));
oThe price of the Security at which the transaction was effected;
oThe name of the broker, dealer or bank with or through which the transaction was effected; and
oThe date that the report is submitted.
Alternatively, an Independent Director may submit a broker trade confirmation that contains the information set forth above.

Annual Certification of Compliance with Code of Ethics. Every Independent Director shall certify annually (on a date each year determined by the CCO) that:
•they have read and understand this Code of Ethics and recognize that they are subject thereto;
•they have complied with the requirements of this Code of Ethics; and
•they have reported all personal Securities transactions and disclosed all Accounts required under this Code of Ethics.
The CCO will distribute or make available to the Independent Directors any forms necessary to complete the reports required by this Section 2. Reporting.

Duties of Chief Compliance Officer of the Jensen Quality Growth Fund The CCO shall:

CODE OF ETHICS AND STATEMENT OF POLICIES

•Deliver to all Independent Directors of the Fund a copy of the Code and require them to sign the certification on an initial and annual basis, as well as for any material amendments to the Code.
•Distribute or make available forms for the various reports required by the Code and collect the reports required to be made under the Code by the Independent Directors, including any certifications used to determine whether an Independent Director exercises any Direct or Indirect Influence or Control over an Account.

•Periodically educate Independent Directors regarding the requirements of the Code.

•Maintain a list of those directors or officers of the Fund deemed Access Persons including Independent Directors and any Directors of the Jensen Quality Growth Fund who are not deemed to be independent. This duty may be delegated to Jensen’s Compliance Department.
•Periodically review the Independent Directors’ personal securities transactions reported under this Code.
•Periodically perform testing designed to ascertain compliance with this Code including the operations and controls to determine the adequacy and effectiveness of implementation of the requirements of this Code. Testing may be delegated to Jensen’s Compliance Department.
•Promptly investigate any reports of violations or suspected violations of the Code. A determination shall be made as to whether a violation has occurred.
•Provide the Directors of the Jensen Quality Growth Fund with an updated Trading List at least quarterly.
•Submit quarterly reports to the Fund’s Board of Directors regarding compliance with provisions of the Code by the Fund’s Independent Directors and Jensen employees. .
•Furnish for the Fund’s Board of Directors a written report, no less frequently than annually, that:

odescribes any issues arising under this Code since the last report to the Directors, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

CODE OF ETHICS AND STATEMENT OF POLICIES
ocertifies that the Fund and Jensen have adopted procedures reasonably necessary to prevent the Fund’s Independent Director and Jensen’s employees from violating the Code.

The CCO may delegate administrative responsibilities under this Code, but retains ultimate responsibility for the administration of the Code. Additionally, the CCO’s reports required under this Code may be reviewed by another member of Jensen’s Compliance Department. The CCO may not review his/her own reports or pre-clear his/her own trades.

Reporting of Violations

The Fund’s Independent Directors are expected to inform the CCO about observed illegal or unethical behavior or any other behavior or activity that may be in violation of this Code, including without limitation, transactions or relationships that reasonably could give rise to prohibited activities, as soon as such behavior comes to their attention. All Independent Directors are expected to fully cooperate in internal investigations of misconduct or violations of this Code.

Sanctions

An individual’s conduct ultimately depends upon their sense of fiduciary obligation to the shareholders of the Jensen Quality Growth Fund. Nevertheless, this Code sets forth policies regarding conduct in those situations in which conflicts of interest are most likely to develop. Because the standards in this Code do not consider all possible conflicts of interest that may arise, careful adherence to both the specific requirements of the Code and its general philosophy and principles is essential.

In response to a violation of this Code, the Board of Directors for the Fund may impose such sanctions as deemed appropriate under the circumstances. For example, sanctions may include but not be limited to a loss of personal trading privileges for a period of time; fines to be donated to charity; and disgorgement of any profit or other benefit realized from any transaction in violation of this Code. In addition, conduct inconsistent with this Code may result in censure, suspension or a request to resign from the Fund’s Board of Directors.

Retention of Records

The Fund shall maintain the required records related to this Code of Ethics for a period of five years from the end of the fiscal year during which the last entry was made on such record. These records shall include: (i) copies of all Codes that were in effect; (ii) each memorandum made by the Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation; (iii) a copy of each acknowledgement, certification and report made by a Fund Director; (v) a record of all persons who were responsible for reviewing reports hereunder from time

CODE OF ETHICS AND STATEMENT OF POLICIES
to time (vi) a record of any decision and the rationale supporting the decision to approve the purchase of securities by Access Persons, and (vii) a copy of each written annual report to Fund’s Board of Directors.

Approval of Codes and Material Amendments Thereto by Jensen’s Board of Directors and the Board of Directors of the Jensen Quality Growth Fund

The Board of Directors of the Fund, including a majority of the Independent Directors, has approved this Code. Material changes to this Code must be approved by the Board of Directors of the Fund, including a majority of the Independent Directors thereof, within six months of said amendment.

In approving a Code of Ethics or a material amendment thereto, the Board of Directors of Jensen Investment Management or the Jensen Quality Growth Fund, as applicable, must receive a certificate from Jensen or the Fund that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.
The Board of Directors of Jensen Investment Management hereby approves this Code of Ethics.

AMENDED JANUARY 12, 2005, NOVEMBER 1, 2007, MAY 1, 2009, JULY 1, 2011, JUNE 15, 2015,
APRIL 21, 2016, JANUARY 17, 2017, JULY 14, 2020, APRIL 12, 2022, JANUARY 16, 2024, APRIL 16,
2025

CODE OF ETHICS AND STATEMENT OF POLICIES
APPENDIX A - BENEFICIAL OWNERSHIP
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For purposes of the Code of Ethics and Statement of Policies, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in such security.

You have a pecuniary interest in a security if you have the opportunity, directly or indirectly, to profit or share in the profit derived from a transaction in such security. You are deemed to have a pecuniary interest in any securities held by members of your immediate family sharing your household. "Immediate family" means your son or daughter (including any legally adopted child) or any descendants of either, your stepson or stepdaughter, your father or mother or any ancestor of either, your stepfather or stepmother, and your spouse or domestic partner. Also, you are deemed to have a pecuniary interest in securities held by a partnership of which you are a general partner, and Beneficial Ownership of the securities held by such partnership will be attributed to you in proportion to the greater of your capital account or interest in the partnership and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities.
You are also deemed to have a pecuniary interest in the portfolio securities held by a corporation if you are a controlling shareholder of such corporation and have or share investment control over such portfolio securities.

Securities owned of record or held in your name are generally considered to be beneficially owned by you if you have a pecuniary interest in such securities. Beneficial Ownership may include securities held by others for your benefit regardless of record ownership (e.g., securities held for you or members of your immediate family by agents, custodians, brokers, trustees, executors or other administrators; securities owned by you but that have not been transferred into your name on the books of a company; and securities that you have pledged) if you have or share a pecuniary interest in such securities.
With respect to ownership of securities held in trust, Beneficial Ownership includes the ownership of securities as a trustee in instances either where you as trustee have, or where a member of your immediate family has, a pecuniary interest in the securities held by the trust (e.g., by virtue of being a beneficiary of the trust).
The final determination of Beneficial Ownership is a question to be determined considering the facts of the case. Thus, while you may include security holdings of other members of your family, you may nonetheless disclaim Beneficial Ownership of such securities. Any uncertainty as to whether you are the beneficial owner of a security should be brought to the attention of the Chief Compliance Officer.

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